UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2023

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into Material Definitive Agreement.

Effective at 2:42 p.m. Eastern time on October 25, 2023 (the “Effective Time”), Applied UV, Inc. (the “Company”) completed its reincorporation from a Delaware corporation to a Nevada corporation (the “Reincorporation”) pursuant to that certain Agreement and Plan of Merger dated as of September 1, 2023 (“Plan of Merger”), which is attached hereto as Exhibit 2.1. As of the Effective Time, the Company is known as Applied UV, Inc., a Nevada corporation, and the rights of the Company’s stockholders began to be governed by the Nevada corporation laws, the Nevada Articles of Incorporation (defined below), the Nevada Bylaws (defined below), and the certificates of designation of preferred stock.

Copies of the Delaware Certificate of Merger and the Nevada Articles of Merger as filed with the Delaware Secretary of State and the Nevada Secretary of State, respectively, are attached hereto as Exhibits 3.1 and 3.2, respectively. A copy of the Company’s Articles of Incorporation as filed with the Nevada Secretary of State is attached hereto as Exhibit 3.3 (the “Nevada Articles of Incorporation”), the Company’s Bylaws as a Nevada corporation are attached hereto as Exhibit 3.4 (the “Nevada Bylaws”), the Company’s Certificate of Designation, Preferences and Rights of Series X Preferred Stock is attached hereto as Exhibit 3.5 (the “Series X Certificate of Designation”), the Company’s Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock is attached hereto as Exhibit 3.6 (the “Series A Certificate of Designation”), the Company’s Certificate of Designations, Rights, and Preferences of 2% Series B Cumulative Perpetual Preferred Stock is attached hereto as Exhibit 3.7 (the “Series B Certificate of Designation”), and the Company’s Certificate of Designations, Rights, and Preferences of 5% Series C Cumulative Perpetual Preferred Stock is attached hereto as Exhibit 3.8 (the “Series C Certificate of Designation”).

The Reincorporation was approved by the Company’s majority stockholder and a description of the changes in the rights of stockholders as a result of the change in the state of incorporation and the adoption of the Nevada Articles of Incorporation, Nevada Bylaws, the Series X Certificate of Designation, the Series A Certificate of Designation, the Series B Certificate of Designation, and Series C Certificate of Designation, can be found in the section of Company’s definitive information statement captioned “APPROVAL OF THE RE-DOMESTICATION FROM DELAWARE TO NEVADA” filed with the Securities and Exchange Commission on October 2, 2023, which description is incorporated herein by reference.

Other than the change in the state of incorporation of the Company, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities, or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.

The Reincorporation did not alter any stockholder’s percentage ownership interest or number of shares owned in the Company and the Company’s common stock and Series A Preferred Stock continue to be listed on The Nasdaq Capital Market. As of the Effective Time, the CUSIP number of the Company’s common stock is 037988102 and the CUSIP number of the Company’s Series A Preferred Stock is 037988201.

The foregoing descriptions are only a summary of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Bylaws, the Series X Certificate of Designation, the Series A Certificate of Designation, the Series B Certificate of Designation, and the Series C Certificate of Designation, and are qualified in their entirety by reference to the full text of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Bylaws, the Series X Certificate of Designation, the Series A Certificate of Designation, the Series B Certificate of Designation, and the Series C Certificate of Designation, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by referenced into this Item 3.03.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated September 1, 2022
3.1	Delaware Certificate of Merger, as filed with the Secretary of State of the State of Delaware on October 25, 2023
3.2	Nevada Articles of Merger, as filed with the Secretary of State of the State of Nevada on October 25, 2023
3.3*	Articles of Incorporation of Applied UV, Inc., a Nevada corporation
3.4*	Bylaws of Applied UV, Inc., a Nevada corporation
3.5*	Certificate of Designation, Preferences and Rights of Series X Preferred Stock
3.6*	Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock
3.7*	Certificate of Designation, Preferences and Rights of 2% Series B Cumulative Perpetual Preferred Stock
3.8*	Certificate of Designations, Rights, and Preferences of 5% Series C Cumulative Perpetual Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to the Registrant’s Registration Statement No. 333-274879, originally filed on October 27, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED UV, INC.

Date: November 1, 2023	By:	/s/Mike Riccio
Mike Riccio
Chief Financial Officer

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